CERTIFICATE OF INCORPORATION

                                       OF

                          SVB FINANCIAL SERVICES, INC.

        The undersigned, in order to form a corporation pursuant to the New Jersey Business Corporation Act, hereby certify as follows:

        I. The name of the Corporation is:

                          SVB FINANCIAL SERVICES, INC.

        II. The purposes for which the Corporation is organized are as follows:

        A. To engage in any and all activities within the purposes for which corporation may be organized under the New Jersey Business Corporation Act;

        B. To act as a bank holding company. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:


                  (1) To acquire by any means and to receive, make investments in, hold, own, guarantee, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of, or deal in, any and all securities (as such term is hereinafter defined) issued or created by any entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership;

                  (2) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                  (3) To acquire by purchase or exchange, or by transfer to or by merger or consolidation with, the Corporation or any other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire the whole or any part of the business, good will, rights or other assets of any other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by other lawful means;

                  (4) To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;
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                  (5) To aid by loan,  subsidy,  guaranty or in any other lawful manner, any other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such entity may be or become otherwise interested, to guarantee the payment of dividends on any stock issued by any such entity; to guarantee or, with or without recourse against any such entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation;

                  (6) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation; to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired;

                  (7) To render service, assistance, counsel and advice to, and to act as representative or agent in any capacity for any other entity.

                  (8) The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, or, in general, any interests or instruments commonly known as "securities", or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

         C. The Corporation shall possess and may exercise all powers and privileges necessary and convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict the Corporation in any manner.

         III. A. The aggregrate number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of stock, with a par value of $4.17 per share.

         B. Subject to and in accordance with the provisions of Section 2 of Chapter 7 of Title 14A of the New Jersey Statues, the Board of Directors of the Corporation shall have authority to divide the authorized but unissued shares of stock of the Corporation into such classes or series of stock with such designations, in such numbers and with such relative rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors shall also have authority to change the designation or number of shares, or the relative rights, preferences or limitations of the shares of any theretofore established class or series, no shares of which have been issued. The Board shall also have power under Sections 1 and 9 of Chapter 7 of Title 14A of the New Jersey Statutes to create from the authorized but unissued shares of stock of the Corporation classes or series of convertible bonds or debentures.

         C. No holder of any shares of the Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

         IV. The Board of Directors of the Corporation shall be classified and the directors shall be divided into three classes, as nearly equal in number as possible. In the election of directors at the First Annual Meeting of Stockholders, the term of office of the first class shall expire at the Second Annual Meeting of Stockholders, the term of office of the second class shall expire at the Third Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

         Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article I shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

         V. The total number of directors which constitutes the Board of Directors of the Corporation shall not be less than five (5) or more than twenty-five (25), the total number to be fixed by the vote of a majority of the total number of authorized directors in advance of the Annual Meeting of Stockholders.

         A. During the period between Annual Meetings of Stockholders, the Board of Directors may increase or decrease the number of directors in office by no more than two (2) directors.

         B. At the Annual Meeting of Stockholders, the stockholders of the Corporation shall be entitled to increase or decrease the number of directors, to a greater or lesser number than that set by the Board of Directors, by the affirmative vote of at least 75% of the shares of the Corporation then entitled to be voted in an election of directors.

         C. Any increase or decrease in the number of directors shall be apportioned among the classes of directors so as to maintain the size of each class as nearly equal as possible.

         D. Any vacancy on the Board of Directors, whether resulting from death, resignation, removal, increase in number of directors, or other cause, may be filed only by a vote of two-thirds of the directors then in office at any regular or special meeting of the Board of Directors called for that purpose. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

         E. Any director on the Board of Directors my be removed for cause as set forth in this Section E. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

         (1) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

         (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal;

         (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation;

         (4) such director ceases to fulfill the qualification requirements set forth in the By-Laws of the Corporation; or

         (5) such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

         F. Removal for cause, as cause is defined in (1) and (2) above, must be approved by at least a two-thirds vote of the total number of directors and the action for removal must be brought within one year of such conviction or adjudication. Removal for cause, as cause is defined in (3), (4) and (5) above, must be approved by at least two-thirds of the total number of directors. For purposes of this paragraph, the total number of directors shall not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

         G. No director may be removed by the Board of Directors or by the stockholders without cause.

         H. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirements of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any any provision inconsistent with this Article shall require only such affirmative vote as required by law any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

         VI. No action required to be taken or which may be taken at any meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon, except as may be provided by law.

         Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such Amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

         VII. Except as expressly permitted in sub-paragraph A below, any purchase by the corporation, or any subsidiary of the Corporation, of shares of common stock from a person or group of persons known by the Corporation to be an Interested Stockholder (as hereinafter defined) at a per share price in excess of the Fair Market Value (as hereinafter defined) at the same time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of common stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified by law, or otherwise.

         A. The provisions of this Article shall not be applicable to any purchase of shares of common stock, if such purchase is pursuant to:

                  (1) an offer, made available on the same terms, to the holders of all of the outstanding shares of the same class as those purchased; or

                  (2) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

         B. For purposes of this Article:

                  (1) The term "Interested Stockholder" shall mean a holder, or group of holders acting in concert, of more than five percent (5%) of the common stock of the Corporation; and

                  (2) The term  "Fair  Market  Value"  shall  mean  the  average closing bid quotations with respect to a share of common stock for the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system or exchange on which the stock is then listed or quoted, or if no such quotation is available, the value of a share of common stock as determined in good faith by a majority vote of the Board of Directors.

         C. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

         VIII. The affirmative vote or consent of the holders of not less than two-thirds of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation held by stockholders other than the Acquiring Person (as hereinafter defined) with which or by or on whose behalf, directly or indirectly, a "Business Combination" (as hereinafter defined) is proposed, voted as a single class, shall be required for the approval or authorization of such Business Combination. Notwithstanding the foregoing, the above two-thirds voting requirement shall not be applicable if such Business Combination is approved by a majority vote of the Continuing Directors (as hereinafter defined) or if the cash or fair market value of the property, securities, or other consideration to be received per share by all holders of shares of each class or series of Voting Stock in such Business Combination, as of the date of consummation thereof, is an amount not less than the higher of (a) the Highest Per Share Price (as hereinafter defined) paid by such Acquiring Person in acquiring any of its holdings of Voting Stock, and (b) the Fair market Price (as hereinafter defined) of such class of Voting Stock determined on the date the proposal for such Business Combination was first publicly announced, and such consideration shall be in the same form and of the same kind as the consideration paid by such Acquiring Person in acquiring the shares of Voting Stock it already owns. If the Acquiring Person had paid for shares of Voting Stock acquired by the Acquiring Person. If the Continuing Directors have not approved the Business Combination by a majority vote, then other conditions which must be met if the two-thirds voting requirement is not to be applicable to the subject Business Combination are:

         (i) after the Acquiring Person has obtained 5% of the Corporation's voting Stock and prior to the consummation of the Business Combination (except as approved by a vote of a majority of the Continuing Directors) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on any outstanding preferred stock of the Corporation; there shall have been

                  (1) no reduction in the annual rate of dividends, if any, paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority vote of the Continuing directors, and

                  (2) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such annual rate is approved by a majority vote of the Continuing Directors; and such Acquiring Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Acquiring Person owning 55 or more of the Voting stock;

                      (ii) after such  Acquiring  Person has become an Acquiring
                  Person, such Acquiring person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, except as approved by a majority vote of the Continuing Directors;

                      (iii) a proxy  or  information  statement  describing  the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether such proxy or information statement is required to be mailed pursuant to the Act or the rules promulgated thereunder (the "Rules");

                      (iv) if deemed  advisable by a majority vote of Continuing
                  Directors, the proxy or information statement shall contain either a recommendation by a majority of Continuing Directors as to the advisability (or inadvisability) of the Business Combination or an opinion by an investment banking firm, selected by a majority of the Continuing Directors, as to the fairness (or unfairness) of the Business Combination to the stockholders of the Corporation other than the Acquiring Person, or both; and

                      (v) all per share prices referred to in this Article shall have been appropriately adjusted to reflect any intervening stock splits, stock dividends, recapitalization, reclassification (including any reverse stock splits), reorganizations or any similar transactions.

         A. For purposes of this Article:

                  (1) "Acquiring Person" shall mean any individual,  Corporation
         (other than the Corporation), partnership, other person or entity which, together with its affiliates and associates (as defined in the Act or the Rules thereunder, as amended), and with any other individual, corporation (other than the Corporation), partnership, person or entity with which it or they have any agreement, arrangement, or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, beneficially owns (within the meaning of the Act or the Rules) in the aggregate 5% or more of the Voting Stock which were person or entity which as succeeded to any shares of Voting Stock which were at any time prior to the date of assignment or succession beneficially owned by a 5% owner, or an affiliate or associate of a 5% owner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a a public offering within the meaning of the Securities Act of 1933, as amended. A person or entity, its affiliates and associates, assignees and successors, and all such other persons or entities with whom they have any such agreement, arrangement, or understanding shall be deemed a single Acquiring Person for purposes of this Article. For purposes of this Article, the Continuing Directors shall by majority vote have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this Article.

                  (2) "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Acquiring Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Acquiring Person, (c) any merger or consolidation of an Acquiring Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person, (g) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed, directly or indirectly, by or on behalf of an Acquiring Person, (h) any merger or consolidation of the Corporation with a subsidiary of the Corporation proposed by or on behalf of an Acquiring Person, unless approved by a majority vote of the Continuing Directors; (i) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination, and (j) any other transaction with an Acquiring Person which requires the approval of the stockholders under the Business Corporation Act of New Jersey. A person who is an Acquiring Person as of (k) the time any definitive agreement relating to a Business Combination is entered into, (l) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (m) immediately prior to the consummation of a Business Combination, shall be an Acquiring Person for purposes of this definition.

                  (3) "Continuing Directors" of the Corporation shall mean a director who was a member of the Board of Directors of the Corporation on or about February 1, 1996 and is still a director, together with each director who was a member of the Board of Directors immediately prior to the time that the Acquiring Person involved in a Business Combination became an Acquiring Person and any successor to such Continuing Director who was nominated or elected by a majority of the then Continuing Directors or any director nominated or approved for nomination to the Board of Directors by a majority of the then continuing Directors shall mean a vote of the majority of the Continuing Directors then in office, provided that at least two Continuing Directors are then in office and participate in such vote.

                  (4) "Fair Market Price" shall mean for any class or series of Voting Stock the highest closing bid quotation with respect to a share of such class or series of stock as determined in good faith by a majority vote of the Continuing Directors.

                  (5) "Highest Per Share Price" shall mean the following: If there is only one class and series of Voting Stock of the Corporation issued and outstanding, the Highest Per Share price shall mean the highest per share price that can be determined to have been paid at or after the time the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed, for any share or shares of that class and series of Voting Stock. If there is more than one class or series of Voting Stock issued and outstanding, as to each class or series, the Highest Per Share Price shall mean the higher of (i) the highest per share price that can be determined to have been paid at any time by the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed for any share or shares or that class or series. (ii) the highest Preferential amount per share to which the holders of such class or series of Voting Stock would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation,
         (iii) if convertible into a class or series of Voting Stock which the Acquiring Person has purchased the highest price for such class or series of convertible stock determined by multiplying the number of shares of the class into which such Voting Stock is convertible by the highest per share price paid by the Acquiring Person for a share of the class or series of stock into which such class or series of convertible stock is convertible, or (iv) the equivalent price for such class or series as determined in good faith by a majority vote of the Continuing Directors. In determining the Highest Per Share Price, all purchases by an Acquiring Person shall be taken in to account after the Acquiring Person became an Acquiring Person. Further, the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers fees paid by the Acquiring Person with respect to the shares of Voting Stock of the Corporation acquired by the Acquiring Person. The Highest Per Share Price shall be appropriately adjusted to take into account stock dividends, subdivisions, combinations, reclassifications and similar events or transactions.

                  (6) "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (considered for purposes of voting in accordance with this Article as one class), and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

                  B. The Continuing Directors, acting by a majority vote, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including without limitation (i) whether a person is an Acquiring Person, (ii) the number of shares of Voting Stock beneficially owned by any person,
         (iii) whether a person is an affiliate or associate of another, (iv) the "Highest Per Share Price" as used in definition (5) of this Article, (v) whether all requirements and conditions of this Article have been met with respect to any Business Combination, and (vi) whether the assets which are the subject of any Business Combination are a substantial part of the Corporation's assets. The good faith determination by a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of the Article.

                  Nothing contained in this Article shall be construed to relieve the Board of Directors or any Acquiring Person from any fiduciary obligation imposed by law.

                  C. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of Voting Stock of the Corporation held by stockholders other than an Acquiring Person shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceeding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Continuing Directors.

                  IX. The address of the Corporation's initial registered office is 103 West End Avenue, Somerville, New Jersey 08876 and the name to the Corporation's initial registered agent is Keith B. McCarthy.

                  X. The names and addresses of the fourteen (14) persons constituting the first Board of Directors of the Corporation until the First Annual Meeting of stockholders or until their successors are elected and qualified are:

Name                               Address
----                               -------

Robert P. Corcoran                 12 Harvest Ct., Flemington, NJ 08822

Raymond L. Hughes                  180 Cowperthwaite Rd., Bedminster, NJ 07921

Frank J. Orlando                   786 Princeton Ave., Brick, NJ 08724

Donald Sciaretta                   61 Spring Hollow Rd., Far Hills, NJ  07931

Gilbert E. Pittenger               RD 1, Box 91, New Ringgold, PA  17960

Herman C. Simonse                  93 Douglass Ave., Bernardsville, NJ  07924

S. Tucker S. Johnson               PO Box 675, Oldwick, NJ 08858

G. Robert Santye                   138 Fairview Rd., Skillman, NJ 08558

John K. Kitchen                    475 Burnt Mills Rd., Skillman, NJ  08558

Frederick D. Quick                 924 River Rd., Neshanic, NJ 08853

Anthony J. Santye, Jr.             140 Fairview Rd., Skillman, NJ 08558

Donald R. Tourville                182V Old Driftway, Lebanon, NJ  08833

Bernard Bernstein                  122 Tappen Ave., North Plainfield, NJ 07060

Willem Kooyker                     Sunnybranch Rd., Box 953, Far Hills, NJ 07931

The names and addresses of the incorporators are:

Name                               Address
----                               -------

Robert P. Corcoran                 12 Harvest Ct., Flemington, NJ 08822

Raymond L. Hughes                  180 Cowperthwaite Rd. Bedminster, NJ 07921

Frank J. Orlando                   786 Princeton Ave., Brick, NJ 08724

Donald Sciaretta                   61 Spring Hollow Rd., Far Hills, NJ  07931

Gilbert E. Pittenger               RD 1, Box 91, New Ringgold, PA  17960

Herman C. Simonse                  93 Douglass Ave., Bernardsville, NJ  07924

S. Tucker S. Johnson               PO Box 675, Oldwick, NJ 08858

G. Robert Santye                   138 Fairview Rd., Skillman, NJ 08558

John K. Kitchen                    475 Burnt Mills Rd., Skillman, NJ  08558

Frederick D. Quick                 924 River Rd., Neshanic, NJ 08853

Anthony J. Santye, Jr.             140 Fairview Rd., Skillman, NJ 08558

Donald R. Tourville                182V Old Driftway, Lebanon, NJ  08833